As filed with the Securities and Exchange Commission on October 13, 2015

Registration No. 333-205571

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRONTIER DIGITAL MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	7380 (Primary Standard Industrial Classification Code Number)	46-2276094 (IRS Employer Identification No.)

Patrick Dunda, President

Frontier Digital Media Group, Inc.

537 Pitkin Way

Castle Rock, Colorado, 80104

Telephone 303-999-8171

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

__________________________

Copies to:

Andrew I. Telsey, Esq.

Andrew I. Telsey, P.C.

12835 E. Arapahoe Road

Tower I Penthouse #803

Centennial, CO 80112

Tel: (303) 768-9221

(Name, address and telephone number of agent for service)

__________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company:

Large accelerated filer [ ]	Non-accelerated filer [ ]
Accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (1)

Common Stock	1,000,000 Shares	$0.05	$50,000	$5.81 *

_____________________

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a).

* previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 13, 2015

PROSPECTUS

PRELIMINARY

PROSPECTUS

FRONTIER DIGITAL MEDIA GROUP, INC.

Up to a maximum of 1,000,000 Shares of Common Stock at $0.05 per share

________________________________________

We are registering 1,000,000 common shares at the purchase price of $0.05 per common share. If all shares are sold the maximum gross proceeds will total $50,000, and the maximum net proceeds will total approximately $31,000. The offering will commence of the effective date of this Prospectus and will terminate on or before the _____ day of __________, 2015.

This is the initial offering of common stock of Frontier Digital Media Group, Inc. No public market currently exists for our securities or the shares being offered. We are offering for sale a total of 1,000,000 shares of common stock on a "self-underwritten" basis, which means the shares will be offered and sold by our two officers and directors without any commissions being paid to them for any shares sold. We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered. The shares are being offered at a fixed price of $0.05 per share for a period not to exceed 180 days from the date of this Prospectus unless extended by our Board of Directors.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitation, telephone and personal contacts.

Since there is no minimum amount of shares that must be sold by us, we may not receive any proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•	has not received enough proceeds from the offering to expand operations; and
•	has no market for its shares. See “RISK FACTORS.”

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. You should invest in our Common Stock only if you can afford to lose your entire investment.

SEE “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our securities are not currently listed on any exchange. Immediately following completion of this offering, we plan to contact a market maker to apply to have the shares listed and quoted on the OTC Electronic Bulletin Board (OTCBB) and/or the OTCQB; however, we cannot guarantee that our application will be accepted or approved. As of the date of this filing, there have been no discussions or understandings between us, or anyone acting on our behalf, with any market maker regarding participation in a future listing of our securities.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is ______________, 2015.

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SUMMARY OF THE PROSPECTUS

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements.  In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to Frontier Digital Media Group, Inc., unless otherwise specified herein.

To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors beginning on page 5 and the financial statements.

General

Frontier Digital Media Group, Inc. (“we, “us,” “our,” or the “Company”) was incorporated in the state of Colorado on September 19, 2011. On March 20, 2013, we formed a wholly owned subsidiary company, Smile Producer, Inc., a Colorado corporation. Our business operations are conducted through this entity. Our principal executive offices are located at 537 Pitkin Way, Castle Rock, Colorado, 80104, telephone 303-999-8171.

Operations

We are a digital design and media company which develops and maintains websites and is a provider of marketing communications services to customers in the United States. We conduct our operations primarily through Smile Producer, Inc., our wholly owned subsidiary company. All references to us in this Prospectus include both our parent and subsidiary company, unless indicated otherwise.

We provide a range of marketing communications and consulting services, including all types of advertising, print and digital design, digital motion graphics and client website construction, interactive and mobile marketing, direct marketing, sales promotion, market research, corporate identity and branding, social media and other marketing related services. We have two revenue streams, marketing services and website hosting subscriptions.

As of the date of this Prospectus our management only devotes approximately 35-50 hours in the aggregate per week to our affairs. This time may increase if and when our business activity increases, of which there is no assurance. Additionally, our management owns in excess of a majority of our outstanding Common Stock and will continue to own over a majority of our outstanding shares even if all of the shares being offered herein are sold. As a result, they have the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions. See “RISK FACTORS.”

We have not yet generated sustained profits from our operations. Our independent accountants have expressed a "going concern" opinion.

Our financial statements accompanying this Registration Statement have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We incurred net losses of $(2,289) during the fiscal year ended December 31, 2014, and generated net income of $6,942 during the year ending December 31, 2013. We incurred a net loss of $(12,109) during the six months ended June 30, 2015. We have recognized limited revenues since our inception, including $50,898 and $35,033 during our fiscal years ended December 31, 2014 and 2013, respectively, and $12,135 during the six months ended June 30, 2015. Of the $35,033 in revenue from 2013, $21,645 was derived from transactions with related parties and $13,388 was derived from transactions with non-related parties. In 2014, $28,475 of the $50,898 in revenue was derived from transactions with related parties while $22,423 was derived from transactions with non-related parties. Total stockholders’ equity at December 31, 2014 was $4,517. Our only assets as of June 30, 2015 were our cash in the bank of $4,067 and accounts and other receivables of $4,327. We generated a nominal net loss during the year ended December 31, 2014, have incurred cumulative net losses from our inception in September 2011 through June 30, 2015, may continue to incur losses as we execute our strategies and may never maintain profitability. If we fail to execute our business strategy or if there is a change in the demand for our services or market conditions, or any other assumptions we used in formulating our business strategy, our long-term strategy may not be successful and we may not be able to achieve and/or maintain profitability.

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While our current burn rate is nominal, it is expected that our costs of operations will increase significantly due primarily to the costs associated with being a reporting company. Based upon our current business plan we may continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. See “RISK FACTORS.”

Our executive offices are located at 537 Pitkin Way, Castle Rock, Colorado, 80104, telephone 303-999-8171.

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Common stock outstanding	5,000,000

Common shares being sold in this offering	1,000,000 shares of common stock, par value $0.001

Control of our Company	Our management currently owns all of our issued and outstanding common stock and will continue to own sufficient common shares to control our operations after this offering, irrespective of its outcome.

Offering Price per Share	$0.05

Net Proceeds to Company	$31,000

Termination of the Offering	The offering will commence on the effective date of this Prospectus and will terminate on or before ________, 201_.

Market for our Common Stock	There is presently no public market for our common shares. We anticipate applying for the quotation of our common shares on the OTCQB upon the effectiveness of the registration statement of which this Prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), or that our application to list our common stock for trading will be approved.

Use of Proceeds	We intend to use the proceeds from the sale of the Shares for marketing activities and working capital.

Sale of Shares	The shares will be sold without the services of an underwriter by our President and Director, Patrick Dunda, and our Secretary and Director, Janel Dunda. They will attempt to sell the shares to friends, family members and acquaintances and will receive no compensation for their efforts. They will not purchase any shares in this offering.

We have no present plans to be acquired or to merge with another company nor do we or any of our shareholders have any plans to enter into a change of control or similar transaction.

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Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•	The last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	The last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective IPO registration statement;

•	The date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•	The date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Selected Financial Information

The following selected financial data should be read in conjunction with our financial statements and the related notes to those statements included in “FINANCIAL STATEMENTS” and with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” appearing elsewhere in this Prospectus. The selected financial data has been derived from our audited and unaudited, reviewed financial statements.

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Statement of Operations:

	Year Ended December 31,			Six Months Ended June 30,
	2014	2013		2015	2014
Revenues	$50,898	$35,033		$12,135	$24,725

Cost of goods sold	$1,822	$-		$-	$-
Total operating expenses	$51,816	$28,090		$22,199	$21,263
Income (Loss) from operations	$(2,740)	$6,943		$(10,064)	$3,462
Other income (expense)	$–	$–		$(2,045)	$–
Provision (credit) for income tax	$(451)	$451		$–	$1,404
Net income (loss)	$(2,289)	$6,492		$(12,109)	$2,058

Net income (loss) per share – basic and fully diluted	$(0.00)*	$0.00	*	$(0.00)*	$0.00	*
Weighted average common shares outstanding – basic and fully diluted	5,000,000	5,000,000		5,000,000	5,000,000

_______________

*denotes net income or (loss) per common share of less than $0.01 per share.

Balance Sheet:

	Year Ended December 31, 2014	Year Ended December 31, 2013
Cash	$7,202	$7,257
Current assets	$9,744	$7,257
Total assets	$9,744	$7,257
Current liabilities	$5,227	$451
Total liabilities	$5,227	$451
Total stockholders’ equity	$4,517	$6,806

We have no off-sheet balance arrangements or obligations or other interests that could affect finances or operations. Other than the shares offered by this Prospectus, no other source of capital has been has been identified or sought.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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RISK FACTORS

An investment in our Common Stock is a risky investment. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our Common Stock offered hereby. We believe that we have included all material risks.

Risk Related To Our Operations

We are a development stage company, have generated very little revenues since inception and lack an operating history. An investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our Company was incorporated on September 9, 2011. We have generated nominal revenues and have experienced both small profitability and accumulated net losses from our operations to date. As of December 31, 2014, we had shareholders’ equity of $4,517. We have a short operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive advertising industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract customers for our services while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the development and potential expansion of our business. Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering. There are no assurances that any additional capital will be available to us in the future if so required.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

We cannot offer any assurance as to our future financial results. Also, we cannot provide any assurances that we will be able to secure additional funding from public or private offerings on terms acceptable to us, or at all, if and when needed. Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse effect on our ability to meet our obligations as they become due. If we are not able to secure additional funding if and when needed, we would be forced to curtail our operations or take other action in order to continue to operate. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. If we are unable to meet our obligations and are forced to curtail or cease our business operations, you could suffer a complete loss of any investment you make in our securities. Our auditors’ opinion in our financial statements as of and for the years ended December 31, 2014 and 2013 indicates that there is substantial doubt about our ability to continue as a going concern.

We have a limited operating history upon which you can evaluate our business and prospects.

You should consider our prospects in light of the risks, expenses, and difficulties those companies in their earlier stage of development encounter. Our success depends upon our ability to address those risks successfully, which includes, among other things: whether we will be able to assemble and maintain the necessary resources, including financial resources, that we will need to implement our business plan; whether we can continue to build and maintain a strong management team that can develop and execute our business strategy; whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and whether we will be successful in implementing our sales and marketing strategy. We forecast our future expense levels based on our operating plans and our estimates of future revenues. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability. In this case, the value of your investment could be reduced or lost. We expect to continue to incur losses for the immediate future as we build our infrastructure, continue our sales and marketing efforts, and continue development of our products. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock.

It is important to note that the majority of our revenue is currently derived from transactions with related parties, specifically, with a party that is controlled by the father of one of our officers. While relatively common, investors should be aware that related party transactions could increase the risks of misrepresentations and fraud. In a situation where related parties conduct transactions with each other, one entity may be able to affect the financial and operating policies of the other company through the presence of control, joint control or significant influence. They may enter into transactions with the pricing policies, manners of settlement, and other terms of the transactions different from those with independent third parties.

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We are dependent on the proceeds from this offering to expand our business plan and do not currently have any other sources of funding, which could severely limit our ability to expand our business and result in a failure of our business and a total loss of any investment you make in our Company.

We are planning to use the proceeds of this offering for marketing our services. Assuming we will sell all of the shares and close this offering, we will receive the total net proceeds of approximately $31,000. However, even if we are successful in expanding our business plan,, there is no guarantee that we will be able to generate additional revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

We have a limited amount of capital resources, which could limit the amount of time we can conduct our operations.

While no assurances can be provided, given our current capital resources and our anticipated revenue stream, we believe that we can operate for at least the next 12 months even without the proceeds from this offering. This belief is based on the fact that our current overhead expenses are very low, and our management only receives compensation when funds are available. We commenced operations in 2011 and as of the June 30, 2015, we have shareholders’ equity of $2,578. To date, our revenues from operations has sustained us, excluding the costs related to this offering. The purpose of this offering is to raise additional funds for marketing of our services. While there are no assurances, we believe that the services we offer will be welcomed by the business community, especially in the niche in which we concentrate our business efforts.

As of the date of this Prospectus we have been able to meet our financial obligations from our operations. As a result of our becoming a reporting company we anticipate that our operating expenses will increase, specifically for accounting and legal services. We estimate that the minimum additional dollar amount we will require to for the next twelve (12) months applicable to these additional costs will be approximately $20,000, including approximately $10,000 in annual accounting expense and $10,000 in legal and other compliance matters, provided no extraordinary costs are incurred..

We plan to cover these expenses through the use of the proceeds of this offering and/or from the anticipated increased revenues we derive from the marketing efforts we intend to undertake with the proceeds of this Offering, along with the revenues received throughout the year from existing clients. There are no assurances we will raise sufficient funds to engage in additional marketing, or if we do so engage in this new marketing, that our efforts will result in increased revenues. In the event we are unable to generate additional revenues, our management has indicated that they are willing to reduce their compensation, as well as to make interest free loans to us to allow us to meet these obligations.

Our success depends greatly upon the efforts of Patrick Dunda and Janel Dunda, our officers and directors. If we fail to retain the services of Mr. and/or Mrs. Dunda, it would negatively affect our business, operating results and financial results.

The development and implementation of our proposed business is strongly dependent on the efforts of our President, Patrick Dunda, whose experience in website design and advertising is critical to our business and the success of our business will depend upon our ability to retain his services. We have not entered into a management and/or employment agreement with Mr. Dunda and the loss of his services could have a negative impact on our business operations, operating results and possible revenues. If we were to lose the services of Mr. Dunda or are unable to hire competent employees and contractors, as and when needed, implementation of our proposed business operations could be delayed or worse, fail, and you could risk a total loss of any investment you make in the securities offered herein.

Our principal financial and accounting officer does not have prior experience performing these roles for a public company.

Our principal financial and accounting officer, Ms. Janel Dunda, does not have experience performing either of these roles for a public company. Ms. Dunda does have relevant experience in accounting and that experience will allow her to maintain accurate day to day bookkeeping along with her other duties. Additionally, we plan to engage experienced professionals, including accountants to assist Ms. Dunda in her duties and to ensure accuracy and compliance.

Demand for our services depends on continuing interest in the website design and advertising services which we offer and acceptance of our products in particular.

Although we believe that the type of services will always be in demand, our ability to generate revenues from our services depends on the extent to which we can advertise and promote our services and consumers continue to need our services. In addition, it will be necessary for us to be competitive in both price and quality of our services. We are dependent upon customer renewals, business referrals, and the addition of new customers. In any such event, our business, operating results and financial condition could be adversely impacted. We face significant competition from both established and new companies offering marketing services and other related applications, which may harm our ability to add new customers, retain existing customers and grow our business.

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If we are unable to manage future growth effectively, our business, results of operations and financial condition could be adversely affected.

We hope and expect to grow with additional advertising and promotion. Our growth, coupled with the rapid evolution of our markets, could place significant strains on our administrative, operational, technical, and financial resources and increase demands on management, procedures, and controls.

If we are unable to maintain the quality of our services and maintain the meeting of deadlines, we could lose return customers, generate negative reviews in social media and suffer losses of revenues.

Any such failures could result in a loss of customers and could harm our reputation, results of operations, possible revenues and a total loss to you of any investment you make in our shares.

Generally, we do not have written agreements with our clients. This could potentially lead to disputes as to billing and the terms of services. It could also result in account cancellations and in what are effectively unenforceable contracts as the cost of arbitration or litigation to enforce specific performance or liquidated damages would be prohibitive. We do intend to utilize a standard form of contract with our clients in the future.

The website design industry is and will likely continue to be characterized by rapid technological changes which will require us to develop new enhancements or versions of our services.

The market for content and applications for website design is characterized by rapid technological changes with frequent variations in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices.

Our success will depend in part on our ability to enhance our abilities, develop or incorporate new technologies, respond to emerging industry standards and practices and license leading technologies that will be useful in our business in a cost effective manner.

We may not be able to successfully use new technologies or adapt our current technologies to new customer requirements or emerging industry standards. The introduction of new products embodying new technologies or the emergence of new industry standards could render our products obsolete, unmarketable or uncompetitive.

Furthermore, our competitors may have access to technology and resources not available to us, which may enable them to produce products and services of greater interest to consumers at a more competitive price. Failure to respond in a timely and cost-effective manner may result in serious harm to our business and operating results. Consequently, our success will depend on our ability to develop and market products that respond to technological advances, evolving industry standards and changing consumer preferences in a timely manner.

If website hosting rates decrease or we do not accurately predict website hosting rates, our future revenue and operating results may be harmed.

The website design and advertising industry is highly competitive and we may be unable to successfully compete and generate revenues, which could result in a total loss of your investment.

The website design and advertising is highly competitive. Our competitors include individual programmers and companies from all over the world. Competition continues to increase as more individuals and companies get into the business. In addition, new competitors and new alliances between existing ones could emerge and rapidly acquire market share to our detriment. Plus, many of our competitors may be better positioned than we are to be able to afford the time and money required to invest in new technology and products and professional individuals. Many of our current and potential competitors may have advantages over us including:

•	Longer operating histories and greater market presence,

•	Better name recognition,

•	Access to larger customer bases,

•	Economies of scale and cost structure advantages, and

•	Greater sales and marketing, programming, distribution, technical, financial and other resources.

These competitors, who include Televox, Sesame Communications, and The Online Practice, also have established or may establish financial or strategic relationships among themselves or third parties. In addition, some of our competitors have used or may use aggressive pricing or promotional strategies, have stronger relationships on more favorable terms with retail outlets. These relationships may affect the ability of potential customers to purchase our products.

Unless we are successful in establishing our brand name and selling our services, we may be unable to successfully enter the industry and generate revenues. As a result, you could lose any investment you make in our shares.

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We are dependent on our customers to make timely payments to us.

Our operations could be negatively affected if we experience delays in payments from our customers. We will be dependent upon receiving reasonably prompt payments from our customers. Delays or disputes with these partners or their customers may materially affect our cash flow and place our operations in substantial jeopardy. We are not certain we can obtain bank lines of credit for financing receivables, if or when needed, or that the terms of such credit would be reasonable or affordable to us.

Additionally, customers may dispute the amounts owed or refuse to pay us at all. Many of these customers may be in markets where we may have limited legal recourse to collect payments. Our failure to collect payments owed to us would have a material adverse effect on our business plans and results of operations.

Our proposed operations may include download certain content and software from the Internet could subject our operations to potential liability for negligence and/or infringement of copyright and intellectual property laws, as well as government regulations.

As we continue our operations in offering our services, we may be subject to potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims, based on the nature and content of the materials that we develop and provide to our customers. Such claims have been brought, and sometimes successfully pressed, against programmers. In addition, we could be exposed to liability with respect to the content or unauthorized duplication of content downloaded from our website. We could also be exposed to liability for third party content posted by our customers in chat rooms, bulletin boards or video sharing capabilities offered on our website. It is also possible that if any information provided contains errors or false or misleading information, third parties could make claims against us for losses incurred in reliance on such information. In addition, the provision of such information may be illegal in some jurisdictions. In the future, our website may contain a significant number of links to other websites. As a result, we may be subject to claims alleging that, by directly or indirectly providing links to other websites, we are liable for copyright or trademark infringement or the wrongful actions of third parties through their respective websites.

Any violation of a copyright or intellectual property law, or government regulation by a customer, may also be imposed indirectly on us. Any such imposition of a liability that is not covered by insurance, is in excess of insurance coverage or is not covered by an indemnification by a content provider could have a material adverse effect on our business, results of operations and financial condition.

Liability or alleged liability could harm our business by damaging our reputation, requiring us to incur expensive legal costs in defense, exposing us to awards of damages and costs and diverting management's attention away from our business operations. Any such liability or violation could severely impact our proposed business operations and/or proposed revenues.

We have not yet fully examined or done any legal investigation of the copyright or intellectual property laws that will apply to our proposed plan of operation and may not have sufficient funding to do so if and when we are financially able to expand, which could severely limit our possible revenues and business operations.

9

Our President and Secretary who are also our sole officers and directors have conflicts of interest for their time in that they have other activities that may prevent them from devoting full time to our operations when needed, which may slow our operations and possibly reduce our results of operations.

Patrick Dunda, our President and Director, and Janel Dunda, our Secretary and Director, have conflicts of interest for their time in that they have other activities that may prevent them from devoting full time to our operations. Their available time to devote to our business operations may, therefore, be sporadic. In general, they intend to devote as much time as required to our business; however, when they are working on other business matters, they may not be able to devote the time necessary to our business, which may delay or limit implementation of our business plans. The limited number of hours Mr. Dunda and/or Mrs. Dunda will have to devote to our business activities may negatively affect our operations and reduce or limit our potential revenues and financial results, which could result in a loss of your investment.

If we are successful in moving forward in our business plan, we may need to hire additional employees. If competent and knowledgeable employees are not available to us, as and when needed, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.

We are dependent on Patrick Dunda and Janel Dunda to attract and retain the necessary personnel. The expansion of our business may place further demands on existing management and future growth.

We have no employees at this time except our President and Secretary. When we are ready to expand beyond present employees, our success will depend in large part upon our ability to attract, develop, motivate and retain employees and contractors. Competition for qualified personnel is high and we may not be able to hire or retain qualified personnel, if and when needed. As a result, we may be unable to expand our business when we are ready to do so. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

While we seek to maintain strong corporate governance, computer, financial and other control systems, growth will also put stress on our internal controls. If we are not able to attract and maintain experienced and effective personnel, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to our report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

10

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of this offering, (ii) the first fiscal year after our annual gross revenues are $1.0 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this Prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

We are only subject to the reporting requirements of Section 15(d) of the Exchange Act of 1934.

At this time we do not intend to register any of our securities under Section 12 of the Exchange Act. Accordingly, we are only subject to the reporting requirements of Section 15(d) of the Exchange Act and those requirements are not as rigorous as those placed on companies that register its securities under Section 12. Specifically, we are not subject to the any proxy rules, Section 16 reporting and short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules under U.S. securities laws and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  This means that access to information regarding our business and operations will be limited.

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We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As a reporting company under the Exchange Act, we expect to be classified as an "emerging growth company," as defined in the JOBS Act. We will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act” or “33 Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted to make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Risks Related To Our Common Stock

The offering price of the shares have been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

We have arbitrarily determined the offering price of the shares. In determining the number of shares and common stock to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no trading market for our securities and there can be no assurance that such a market will develop in the future.

We intend to cause an application to be filed on our behalf to trade our Common Stock on the Over-the-Counter (“OTCQB”) in the near future. There is no assurance that our application will be approved, or once approved that a market will develop in the future or, if developed, that it will continue. In the absence of a public trading market, an investor may be unable to liquidate his investment in our Company

There are no automated systems for negotiating trades on the OTCQB and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

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Any future trading market in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result being fewer purchasers qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Buying low-priced penny stock is very risky and speculative.

We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation. The liquidity of our common stock is restricted as the registrant's common stock falls within the definition of a penny stock. Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board or OTCQB is below $5.00 per share, the registrant's common stock will come within the definition of a “penny stock.” As a result, the registrant's common stock is subject to the “penny stock” rules and regulations. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and provide certain written disclosures to the purchaser. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you may not receive a return of your entire investment.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that we will be able to sell any of the shares. Funds received from this offering will be deposited into the Company bank account and may be used as received. We may receive enough funds from this offering to implement our business plan and therefore you could lose your entire investment.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock, as our securities are not listed for trading on any public market. While we intend to seek to engage the services of a market maker to apply for quotation on the OTC Markets OTCQB on our behalf following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares of common stock without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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The market price of our Common Stock may fluctuate significantly in the future.

If our application to trade our Common Stock on the OTCBB is approved, we expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	competitive pricing pressures;
•	our ability to market our products on a cost-effective and timely basis;
•	our inability to obtain working capital financing, if needed;
•	changing conditions in the market;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel; and
•	future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the shares we are offering will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $0.05 you pay for them. Following completion of this offering and receipt of the net proceeds, the net tangible book value of the shares of common stock purchased in this offering will be $0.01 or 90% less than you pay for them. Purchasers of shares in this offering will contribute 100% of the total amount needed to fund our Company, and will own approximately 17% of the issued and outstanding shares of our common stock and, as such, will have 17% of the voting rights of our Company, which means the current stockholder will retain voting control on matters affecting our Company.

Any future sale of stock held by our existing stockholder, who will hold 95% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.

Since inception, a total of 5,000,000 shares of common stock have been issued to Patrick Dunda and Janel Dunda, our officers and directors and our only existing principal stockholders. These shares are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Mr. and Mrs. Dunda after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. and Mrs. Dunda do not currently have any plans to sell his shares at any time after this offering is completed.

14

We are a small, start-up company with two directors on our Board who are husband and wife, which could result in a lack of independence needed on certain issues and decisions which impact our shareholders.

We are a small start-up company with only two directors, Patrick Dunda who is also our President and Principal Executive Officer, and Janel Dunda, our Secretary/Treasurer. As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. In addition, Mr. and Mrs. Dunda will own approximately 83% of our issued and outstanding Common Stock after completion of this offering, assuming all of the Shares offered in this Offering are sold. Due to the controlling amount of that share ownership, they will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

There can be no assurance that Mr. or Mrs. Dunda will be completely independent in the decisions they make as our two directors and/or principal stockholders that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the Common Stock to realize economic benefit from their investment.

As holders of our Common Stock, you will only be entitled to receive those dividends that are declared by our Board of Directors out of retained earnings.  We do not expect to have retained earnings available for declaration of dividends in the foreseeable future.  There is no assurance that such retained earnings will ever materialize to permit payment of dividends to you.  Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

We will be depositing all proceeds from this offering in a standard bank checking account as the checks are received and we will be using those funds as needed and there is no guarantee all of the funds will be used as outlined in this Prospectus. If the proceeds are not used as proposed to successfully implement our business operations, our plans could fail and you could lose any investment you make in our shares.

All funds received from the sale of shares in this offering will be deposited into our business operating checking account at First Bank, Castle Rock, Colorado, where our business operating account is, and the offering is closed. Since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held.  In addition, there are no mechanisms in place to insure the funds received from the sales of shares in this offering will remain segregated until all shares are sold and/or the offering is terminated. In any such instance, if all the offering proceeds aren't available to us on completion of the offering, we may not be able to successfully implement our business plans and generate revenues, which would result in a loss of any investment you make in our securities.

15

Risks Relating To This Offering

There is no public market for the securities and even if a market is created, the market price of our Common Stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained.  We anticipate that, upon completion of this offering, we will cause an application to be filed on our behalf to list our Common Stock for trading on the OTC Markets, OTCQB.  If for any reason, however, our application is not approved or if and when listed we do not take all action necessary to allow such market to continue quotation on the OTC Markets, OTCQB, or a public trading market does not develop, purchasers of our Common Stock may have difficulty selling their securities should they desire to do so and holders may lose their entire investment.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock.  As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

We cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in our Common Stock and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

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USE OF PROCEEDS

The net proceeds to us from the sale of the shares are estimated to be approximately $15,500 if only half of the Shares offered herein are sold, and $31,000 if the entire offering is sold. However, there are no assurances we will be able to sell any of the Shares offered herein.

The net proceeds of this offering will be used for marketing and working capital. To the extent that less than the maximum amount is attained, the amount of offering proceeds applied to the aforesaid categories are expected to be reduced pro rata. The following table sets forth the intended use of the estimated net proceeds of the offering, budgeted to cover a twelve-month period.

Application of Proceeds	Approximate Dollar Amount (50% sold)	Approximate Dollar Amount (100% sold)	Percentage of Offering

Marketing (1)	$9,000	$18,000	58%

Working Capital (2)	$6,500	$13,000	42%

TOTAL	$15,500	$31,000	100.0%

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(1)	These funds will be used to market via Orthodontic and Dental Magazines and online marketing. See “Description of Business.”

(2)	Includes general and administrative expenses, as well as costs associated with our becoming a reporting company under the Securities Act of 1933, as amended, and costs associated with having out Common Stock approved for trading.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the Units offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

The foregoing table does not give effect to any operating profits that we may realize during the next 12 month period. If, in fact, working capital is generated through operations (which cannot be assured) then additional funds will be available to accomplish the corporate objectives.

Management believes that the proceeds of this offering plus operating revenues will satisfy our net capital and cash requirements for at least 12 months following the completion of this offering, provided that all of the Units offered herein are sold. Even if all of the Units are sold, it is anticipated they may need to obtain additional financing, either debt or equity, in order to fully implement our business plan described herein. We do not have existing arrangements to raise additional capital through bank loans or otherwise should it be needed. There can be no assurance that any additional funds could be secured on terms favorable to us, or that they could be secured at all.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

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DILUTION

If you purchase any of the Shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of June 30, 2015, our net tangible book value was less than $0.01 per share of Common Stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 5,000,000, the number of shares of common stock outstanding at June 30, 2015.

The following table sets forth as of June 30, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.05 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.05	$0. 05	$0. 05	$0. 05
Post offering net tangible book value	$(4,253)	$6,247	$20,747	$33,247
Post offering net tangible book value per share	$(0.00)	$0.00	$0.00	$0.01
Pre-offering net tangible book value per share	$0.00	$0.00	$0.00	$0.00
Increase (Decrease) in net tangible book value per share after offering for original shareholder	$0.00	$0.00	$0.00	$0.01
Dilution per share for new shareholders
% dilution	100%	100%	100%	80%
Capital contribution by purchasers of shares	$12,500	$25,000	$37,500	$50,000
Capital Contribution by existing stockholders	$5,000	$5,000	$5,000	$5,000
Percentage capital contributions by purchasers of shares	71%	83%	88%	91%
Percentage capital contributions by existing stockholders	29%	17%	12%	9%
Gross offering proceeds	$12,500	$25,000	$37,500	$50,000
Anticipated net offering proceeds (expense)	$(6,831)	$3,669	$18,169	$30,669
Total shares issued and outstanding	5,250,000	5,500,000	5,750,000	6,000,000
Purchasers of shares percentage of ownership after offering	4.8%	9.1%	13%	16.6%
Existing stockholders percentage of ownership after offering	95.2%	90.9%	87%	83.4%

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(1) Based on 5,000,000 common shares outstanding as of June 30, 2015 and total stockholder's equity of $2,578 as of June 30, 2015.

Assuming we sell the entire offering of 1,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2015 would have been $32,647, or $0.00544 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $0.01 per share to our existing stockholder and an immediate dilution in the as adjusted net tangible book value of approximately $0.04 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

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PLAN OF DISTRIBUTION

Offering will be Sold by Our Officers and Directors

This is a "self-underwritten" offering, which means the shares will be sold by Patrick Dunda and Janel Dunda, our officers and directors; no underwriters will be engaged to sell the shares. This Prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he sells.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with any underwriter, broker or dealer.

Patrick Dunda and Janel Dunda, our officers and directors will sell the shares and intend to offer them to friends, family members and acquaintances and will receive no remuneration of any kind for his services. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration provisions, as set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. and Mrs. Dunda will not register as a broker-dealer to sell shares in this offering, pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.	Our officers and directors will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they:

•	primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and

•	are not brokers or dealers, or been an associated person of a broker or dealer, within the preceding twelve months; and

•	have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. and Mrs. Dunda will not purchase any shares in this offering.

Terms of the Offering

The 1,000,000 shares will be sold at the fixed price of $0.05 per share until the completion of this offering. There is no minimum amount of subscription required per investor and subscriptions, once received, are irrevocable. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

This offering will commence on the date of this Prospectus and continue for a period not to exceed 180 days (the Expiration Date).

This is a “best efforts” offering and, as such, we will be able to spend any of the proceeds from this offering as the shares are sold and the proceeds are received.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.

Subscriptions, once received by us are irrevocable. All checks for subscriptions should be made payable to “Frontier Digital Media Group, Inc.”

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DESCRIPTION OF OUR BUSINESS

Overview

Frontier Digital Media Group, Inc. is a digital design and media company which develops and maintains websites and is a provider of marketing communications services to customers in the United States. We provide a range of marketing communications and consulting services, including all types of advertising, print and digital design, digital motion graphics and client Website construction, interactive and mobile marketing, direct marketing, sales promotion, market research, corporate identity and branding, social media and other marketing related services. The Company has two revenue streams, marketing services and website hosting subscriptions.

We are in the startup stage and activities since inception have not been extensive.

History

Frontier Digital Media Group, Inc. was incorporated in the State of Colorado on September 19, 2011. On March 20, 2013, we formed a wholly owned subsidiary company, Smile Producer, Inc., a Colorado corporation. Most of our operations are conducted through this entity.

We have a limited operating history with losses and negative cash flow and have generated very little revenues to date. We incurred net losses of ($2,289) during the fiscal year ended December 31, 2014 and generated net income of $6,942 during the year ending December 31, 2013. We incurred a net loss of $(12,109) during the six months ended June 30, 2015. We have had limited revenues since our inception, including $50,898 and $35,033 during our fiscal years ended December 31, 2014 and 2013, respectively and $12,135 during the six months ended June 30, 2015. Total stockholders’ equity at December 31, 2014 was $4,517. Our only assets as of June 30, 2015 were our cash in the bank of $4,067 and accounts and other receivables of $4,327. As a result, we expect to continue to incur significant losses as we execute our strategies. Our fiscal year end is December 31.

Business

Our revenues are derived from the sales of developing and programming websites, SEO (Search Engine Optimization) management, hosting websites, social media management, graphic design and the design of various advertising products such as the design of brochures and other advertising materials for our clients.

By way of an example of the services we provide, one of our clients, Shin Orthodontics (www.shinorthodontics.com), contacted us when they opened their orthodontic practice in Rockville, MD in April 2014. They needed a host of services, including online marketing and social media marketing. By December 2014 when we concluded our services to this client, through our SEO services and social media expertise we were able to get their website ranked on the first page of most search engines in their local market. Through an ad campaign and patient contest, designed and managed by us, we were able to get over 1,100 Facebook likes during the first year. While we believe our success with Shin Orthodontics is a relatively good indication of the successes we generated for our other clients, there can be no assurances that all of our clients will be so successful in the future as a result of the services we provide. There can be no guarantees that our services rendered to a client will result in any positive results of operations for that client.

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Following are examples of promotional services we provided to various clients:

As of the date of this Prospectus we have obtained our customers through marketing our services on the Internet and referrals from established customers. We currently have verbal agreements with 15 businesses to host and maintain their websites. With each new client, as their website design is completed, a hosting plan is set up for long-term hosting and site maintenance. Our customers, without penalty, can cancel these verbal agreements at any time.

We are a website development and digital marketing company that is primarily focused on dental and orthodontic practices. Our CEO has extensive knowledge of dentistry and orthodontics and has been able to capitalize on this knowledge by connecting with current and potential customers in the dental industry. Due to past experience, Mr. Dunda brings with him a large referral base and contacts to help boost our business during our early stages and we intend to continue our efforts to market our services to these industry niches.

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We intend to continue to build our business through additional advertising and marketing, specifically to Orthodontic and Dental Magazines and online marketing. Our plan is to target these niches, which we believe have been underserved or even un-served by other developers by creating original applications that address common problems. We have also identified these industries because our management has had extensive experience in these areas and has developed significant business contacts within these fields. No assurances can be provided that these business contacts or experience will result in our attempts to build a successful business.

We also intend to focus our marketing efforts on the general audience and intend to market on a more local level and through referrals. If need arises we will broaden our marketing efforts in a wider range of national on-line advertising.

Today’s marketing is focused around digital design, using the internet as its primary outlet. We utilize all sources of digital design to produce marketing materials for our clients, including websites and social media, logo design, and print design as well as any other marketing necessary for the client’s business growth.

We intend to continue to attempt to expand our business of hosting websites and in the development of websites, and other marketing programs, SEO management, designing ads, brochures, logo design, social media and other advertising media.

Pricing

Pricing for our services is on a case by case basis. While every business needs its own unique, online-marketing strategy, implementation may come in stages. As such, we provide various consulting services and products and we believe we can create and maintain an effective Internet strategy that fits any budget and schedule. Our prices for a custom responsive website design begin at $2,800 for 15 pages. We offer many solutions and payment options that will provide clients with the top-level of web design. Additionally, the monthly fees for hosting and maintaining a website can range from $35.00 to $55.00 per website. Some of our clients have multiple websites which we develop and manage.

We do not intend to change our business activities or combine with or acquire any other company now or in the foreseeable future. Following the completion of this offering, if we are unable to complete our business plans and become profitable, we may decide that we cannot continue with our business operations as outlined in our original business plan because of a lack of financial resources and may be forced to seek other potential business opportunities that might be available; however, we have no plans or intentions to do so at this time or at any time in the future.

Competition

We face competition from larger, better-financed and national brands, including Televox, Sesame Communications, and The Online Practice.  There are numerous other marketing and web design companies. All of these companies and most of our other competitors have significantly greater resources, both financial and otherwise than available to us.

Government Regulation

Other than what controls that exist now, or may exist in the future for the internet, there are no government regulations that will affect our business.

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

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Employees

As of the date of this Prospectus we employ two (2) persons, our management.  We have consulted with and expect to continue to use the services of independent consultants and contractors with whom our management has a pre-existing relationship to perform various professional services, particularly in the area of sales and marketing consultation.  However, no compensation has been paid for these services as of the date of this Prospectus and there is no agreement to pay such compensation in the future.

None of our employees are members of a union.  We consider our employee labor relations to be good.

Trademarks/Trade names/Intellectual Property

We have no registered trademarks or other intellectual property as of the date of this Prospectus.

Property

We operate from our offices at 537 Pitkin Way, Castle Rock, CO 80232, telephone (303) 999-8171. This space consists of approximately 300 square feet of executive office space. Our President provides this space to us on a rent-free basis.  Management believes that this space will meet our needs for the foreseeable future.

As a multi-media developer and designer for the Internet, our management has the majority of the equipment we need to produce our applications, including computers and printers.  We intend to make minor purchases of equipment to implement our business operations as needed.

Legal Proceedings

We are unaware of any pending or threatened litigation by or against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board. As we cannot predict when these registrations will be completed or if they will be accepted, we cannot predict if, or even when, active trading will commence. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this Prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officers and directors, who will offer and sell the shares in this offering, is aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers, directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS OR PLAN OF OPERATION

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties.  You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations.  However, there may be events in the future that we are not able to accurately predict or over which we have no control.  Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “RISK FACTORS” and “DESCRIPTION OF BUSINESS” and elsewhere in this Prospectus.  See “RISK FACTORS.”

Overview

Frontier Digital Media Group (“we,” “our” or the “Company”) was incorporated in the State of Colorado on September 9, 2011. On March 20, 2013, we formed Smile Producer, Inc. in the State of Colorado as our wholly owned operating subsidiary. To date we have generated nominal revenue from our business operations. Furthermore, as we are still in the early stages of developing our business and expect to operate at a loss as we grow our business. There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares. We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and product. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible changes in consumer interest, possible cost overruns due to price and cost increases in services we require.

We currently have verbal agreements with 15 businesses to host and maintain their websites. With each new client, as their website design is completed, a hosting plan is set up for long-term hosting and site maintenance. Our customers, without penalty, can cancel these verbal agreements at any time, without penalty. We do intend to utilize a formal agreement with our clients in the future.

Our primary focus is a digital design and media company which develops and maintains websites and is a provider of marketing communications services to customers in the United States. We provide a range of marketing communications and consulting services, including all types of advertising, print and digital design, digital motion graphics and client Website construction, interactive and mobile marketing, direct marketing, sales promotion, market research, corporate identity and branding, social media and other marketing related services. We have two revenue streams, marketing services and website hosting subscriptions.

We have never been subject to any bankruptcy proceeding.

Our executive offices are located at 537 Pitkin Way, Castle Rock, Colorado, 80104, telephone 303-999-8171.

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Results of Operations

Comparison of Results of Operations for the Three Months Ended June 30, 2015 and 2014

During the three months ended June 30, 2015, we generated revenues of $5,136, compared to revenues of $10,166 during the three months ended June 30, 2014, a decrease of $5,030. We believe that our revenue can vary dramatically from month to month depending on our current client base and what level of service each client requires. We are undertaking this offering in order to obtain additional equity capital to utilize for increased marketing of our services. Unless we receive these additional funds there can be no assurances that we will be able to increase revenues or that we will acquire new client accounts. However, even if we do receive additional funds for marketing purposes, there can be no assurances that we will successfully market our services to attain increased revenues and profitability.

As we have disclosed elsewhere in this Prospectus, during 2014 and 2013, a majority of our revenue has been derived from transactions with related parties. We are focused on expanding our business so as to lower the percentage of our revenue that is derived from such transactions and intend to utilize a significant portion of the funds derived from the sale of the Shares offered herein for marketing efforts. However, even if all of the Shares offered herein are sold, of which there is no assurance, we still may not have sufficient capital to institute a successful marketing campaign and will continue to rely upon related parties for our business. It is also possible that we enjoy a “favored customer” type relationship with our related parties due to the existing relationships and that we may discover that when entering into agreements with non-related parties we may be unable to secure terms as favorable to us as those contained in agreements with related parties. See “Use of Proceeds” and “Certain Relationships and Related Transactions.”

Operating expense, including general and administrative expense during the three months ended June 30, 2015 were $6,498, compared to $8,640 during the three months ended June 30, 2014, a decrease of $2,142.  During the three months ended June 30, 2015, our general and administrative expense increased by $2,458 compared to the similar period in 2014, but related party compensation decreased by $4,600. General and administrative expense increased as a result of increased professional fees.

We incurred $1,345 in interest expense during the three months ended June 30, 2015 that we did not incur during the similar period in 2014, which arose from amortization of the debt discount arising on the issuance of promissory notes payable related party during the three months ended June 30, 2015 as discussed below under “Liquidity and Capital Resources.” These loans were used for costs of this Offering, including legal and accounting expense. We had no debt outstanding and consequently incurred no interest expense during the three months ended June 30, 2014.

As a result, we incurred a net loss of $2,707 during the three months ended June 30, 2015 (less than $0.01 per share), compared to net income of $122 during the three months ended June 30, 2014.

Comparison of Results of Operations for the Six Months Ended June 30, 2015 and 2014

During the six months ended June 30, 2015, we generated revenues of $12,135, compared to revenues of $24,725 during the six months ended June 30, 2014, a decrease of $12,590. This decrease in revenues was attributable to our devoting our limited resources to finalizing existing projects as well as a reduction in customer and client base and the resulting decrease in billings, as well as the unavailability of funds to allow us to expand our marketing efforts of our services. We intend to utilize the proceeds from this Offering to increase our marketing efforts as explained above.

Operating expense, including general and administrative expense during the six months ended June 30, 2015 were $22,199, compared to $21,263 during the six months ended June 30, 2014, an increase of $936.  This was primarily as a result of an increase in general and administrative expense of $5,261 during the six months ended June 30, 2015, largely offset by a $4,325 decrease in related party compensation. The increase in general and administrative expense was as a result of increased professional fees.

We incurred $2,045 in interest expense during the six months ended June 30, 2015 that we did not incur during the similar period in 2014, which arose from amortization of the debt discount arising on the issuance of promissory notes payable related party during the three months ended June 30, 2015 as discussed below under “Liquidity and Capital Resources.” These loans were used for costs of this Offering, including legal and accounting expense. We had no debt outstanding and consequently incurred no interest expense during the three months ended June 30, 2014.

As a result, we incurred a net loss of $12,109 during the six months ended June 30, 2015 (less than $0.01 per share), compared to net income of $2,058 during the six months ended June 30, 2014.

Comparison of Results of Operations for the years ended December 31, 2014 and 2013

During the year ended December 31, 2014, we generated revenues of $50,898, compared to $35,033 in revenues during our fiscal year ended December 31, 2013, an increase of $15,865, which we attribute to referrals from satisfied clients. We believe that we will not see any significant growth in revenues until we can raise additional equity capital for sales and marketing activities. Cost of goods sold for the year ended December 31, 2014 was $1,822 compared to $0 during our year ended December 31 2013. As a service related business we do not anticipate that our cost of goods sold will be material to our business in the future.

Operating expenses during the year ended December 31, 2014 were $51,816, compared to $28,090 during the year ended December 31, 2013, an increase of $23,726. This includes an increase of $9,971 in general and administrative expense and $13,755 in executive compensation. During our fiscal year ended December 31, 2014, general and administrative expense was $16,561, compared to $6,590 during our fiscal year ended December 31, 2013, an increase of $9,971 that was primarily driven by increased professional expenses for accounting and audit services. In addition, during the fiscal year ended December 31, 2014 we incurred $35,255 in executive compensation, compared to $21,500 during the year ended December 31, 2013, an increase of $13,755 attributable to discretionary increases in wages as a result of increased revenues.

As a result, we incurred a net loss of $2,289 during the year ended December 31, 2014 (less than $0.01 per share) compared to net income of $6,492 during the year ended December 31, 2013.

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Liquidity and Capital Resources

At June 30, 2015, we had $4,067 in cash and cash equivalents.

Net cash used in operating activities was ($13,305) during the six months ended June 30, 2015, compared to $1,416 generated by operating activities during the similar period in 2014, an increase of $14,721.  The increase in cash used in operations was principally due to an increase of $14,167 operating losses between the two periods and payment of payroll taxes of $5,155 during the six months ended June 30, 2015. We anticipate that overhead costs in current operations will increase in the future as a result of our anticipated increased marketing activities.

Cash flows provided or used in investing activities were $0 during the six months ended June 30, 2015 and 2014.

Cash flows provided by financing activities were $10,170 and $0 during the six months ended June 30, 2015 and 2014, respectively.

During the six months ended June 30, 2015, we issued promissory notes payable to Venture Vest Capital Corporation (a related party) in the total amount of $10,170. The notes have a maturity date of December 31, 2016 and pay zero interest through December 31, 2015, at which point interest will begin to accrue at the rate of 6% per annum.

We neither generated nor used funds in financing activities during the six months ended June 30, 2014.

While no assurances can be provided, given our current capital resources and our anticipated revenue stream, we believe that we can operate for at least the next 12 months even without the proceeds from this offering. This belief is based on the fact that our current overhead expenses are very low, and our management only receives compensation when funds are available. We commenced operations in 2011 and as of June 30, 2015, we had shareholder equity of $2,578. To date, our revenues from operations has sustained us, excluding the costs related to this offering. The purpose of this offering is to raise additional funds for marketing of our services. While there are no assurances, we believe that the services we offer will be welcomed by the business community, especially in the niche in which we concentrate our business efforts.

As of the date of this Prospectus we have been able to meet our financial obligations from our operations. As a result of our becoming a reporting company we anticipate that our operating expenses will increase, specifically for accounting and legal services. We estimate that the minimum additional dollar amount we will require to for the next twelve (12) months applicable to these additional costs will be approximately $20,000, including approximately $10,000 in annual accounting expense and $10,000 in legal and other compliance matters, provided no extraordinary costs are incurred because we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

We plan to cover these expenses through the use of the proceeds of this offering and/or from the anticipated increased revenues we derive from the marketing efforts we intend to undertake with the proceeds of this Offering, along with the revenues received throughout the year from existing clients. There are no assurances we will raise sufficient funds to engage in additional marketing, or if we do so engage in this new marketing, that our efforts will result in increased revenues. In the event we are unable to generate additional revenues, our management has indicated that they are willing to reduce their compensation, as well as to make interest free loans to us to allow us to meet these obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations. Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

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Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Critical Accounting Policies and Estimates

Critical accounting estimates – The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Accounting Basis

We use the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  We have adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation.  Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718.  FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the six month period ended June 30, 2015.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies.  Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal. The name, address, age and position of our officers and directors are as follows:

Name	Address	Age	Position(s)

Patrick Dunda	537 Pitkin Way Castle Rock, Colorado 80104	44	Chief Executive Officer, President, Director

Janel Dunda	537 Pitkin Way Castle Rock, Colorado 80104	40	Secretary, Treasurer and Director

The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders.

Resumes

Patrick A. Dunda- CEO, President and Director. Patrick Dunda has been an officer and director of Frontier Digital Media Group, Inc. since our inception on September 9, 2011. He began his career in orthodontics in 1989 as an orthodontic assistant.  There he worked chair-side, as well is in the laboratory and front office.  From 1999 through January 2013 he was employed by American Orthodontics, primarily as a sales representative, but also spending 3 years in marketing, as well as consulting.  Throughout these 23 years in the orthodontic field, Patrick gained expertise in all aspects of orthodontics, from the equipment, working with the patients, to all of the general functions of the office and staff.   Mr. Dunda started Smile Producer in October of 2011, seeing the need for additional marketing tools in Orthodontic offices.  He has become skilled many digital media programs, including Adobe After Effects, Encore, Photoshop, Dreamweaver, all which enables him to provide assistance to his clients in all forms of marketing. Mr. Dunda devotes approximately 30 hours per week to our business.

Janel L. Dunda, Secretary, Treasurer and Director. Ms. Dunda is the wife of Patrick Dunda, our President, and has served in these capacities since our inception in September 2011. Over the years she has worked in various positions of sales, product development, and consulting within those positions. She is adept in the Adobe programs Photoshop, Illustrator, After Effects, Premier Pro, and Encore which are used in the development of videos and commercials. From 2007-2011 Ms. Dunda owned and operated a vinyl lettering business in which she developed the website and all marketing, created and produced the product through digital design, handled sales and finances, and all customer service. From 1997-1999 Ms. Dunda acquired dental knowledge as a dental assistant. Ms. Dunda has held various small positions throughout the past 20 years which have given her experience in customer assistance and service, digital design, and bookkeeping. Mr. Dunda devotes approximately 30 hours per week to our business.

Family Relationships

Janel Dunda, our Secretary, Treasurer and Director is the wife of Patrick Dunda, our CEO, President and Director.

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Board Committees; Corporate Governance

Our Board of Directors acts as our Audit Committee and the Board has no separate committees. We expect our Board of Directors to appoint an audit committee, a nominating committee and a compensation committee and to adopt charters relative to each such committee in the near future. We intend to appoint such persons to committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange.

EXECUTIVE COMPENSATION

Remuneration

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our executive officers.   We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity, although we may choose to adopt a policy in the future.

Summary Compensation Table

		Salary	Bonus	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Patrick Dunda President,	2013	–	–	–	–	–
Chief Executive Officer and Director	2014	–	–	–	–	–

Janel Dunda	2013	21,500	–	–	–	21,500
Secretary, Treasurer and Director	2014	35,255	–	–	–	35,255

Compensation of Directors

Our directors are currently not being compensated and we expect no compensation to be paid for the foreseeable future. Although no payments to Directors have been made, they may be reimbursed for actual expenses incurred for each meeting of the Board that they attend.

Stock Plan

We have not adopted a stock plan but may do so in the future.

Employment Agreements

None of our executive officers are party to any employment agreement with us.

30

Director Independence

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, neither of our current directors qualify as an independent director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date of this Prospectus the total number of shares owned beneficially by our sole director and officer as well as all present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	% Of Class Prior to Offering	% of Class Following Sale of all Shares Offered Herein

Common	Patrick Dunda & Janel Dunda, JTWROS (1) 537 Pitkin Way Castle Rock, Colorado, 80104	5,000,000	100%	83.3%

Common	All Officers and Directors As a Group (2 persons)	5,000,000	100%	83.3%

_________________________

(1) Officer and Director of our Company.

Future Sales by Existing Stockholders

A total of 5,000,000 shares have been issued to the existing stockholders. They are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We operate from our offices at 537 Pitkin Way, Castle Rock, Colorado, 80104. Our President/CEO provides this space to us on a rent-free basis.

During the period from inception to December 31, 2011, Patrick Dunda, our President and Director and Janel Dunda, our Secretary and Director, acquired 1,000,000 shares of our Common Stock for cash consideration of $1,000 and were issued an aggregate of 4,000,000 shares of our Common Stock in exchange for services valued at $4,000.

We have provided services to certain customers that we have determined to be related parties, as our management is related to the president of these customers. Revenues from these related parties were $5,740 and $13,385 for the six months ended June 30, 2015 and 2014, respectively.

As of June 30, 2015 and December 31, 2014, accounts receivable included $0 and $150 attributable to related parties, respectively.

During the six months ended June 30, 2015, we issued convertible notes payable to Venture Vest Capital Corporation, a related party, in the total amount of $10,170. The notes have a maturity date of December 31, 2016 and pays zero interest through December 31, 2015, at which point an annual interest rate of 6%.

Subsequent to June 30, 2015, $2,170 of the $10,170 principal balance of the notes was repaid and the remaining balance of $8,000 was canceled and replaced with a new $8,000 principal note payable, to the same related party, which does not contain equity conversion features. This note shall be interest free until December 31, 2015, after which time it will bear interest at the rate of 6% per annum, and its maturity date is December 31, 2016.

In support of our efforts and cash requirements, we may rely on advances from related parties until such time that we can support our operations or we attain adequate financing through sales of our equity or traditional debt financing. During the year ended December 31, 2013, an officer and directors advanced us $1,800 which was non-interest bearing and due upon demand. This balance was repaid in full during the twelve months ended December 31, 2013. There was no such balance outstanding as of December 31, 2014 or 2013.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

DESCRIPTION OF SECURITIES

Common Stock

There are 100,000,000 shares of Common Stock, $0.001 par value, authorized, with 5,000,000 shares issued and outstanding.  The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding Preferred Stock, which may be authorized and issued in the future.  Upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding Preferred Stock which may be authorized and issued in the future.  The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable.  Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors at a general shareholder meeting and may elect all of the directors standing for election.  We have no present intention to pay cash dividends to the holders of Common Stock.

Transfer Agent and Registrar

We have not retained a transfer agent as of the date of this Prospectus but intend to retain the same in the foreseeable future for our Common Stock.

32

SHARES ELIGIBLE FOR FUTURE SALE

In the event our Common Stock is approved for trading in the future, of which there can be no assurance, market sales of shares of our Common Stock after this offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock.  Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities.  After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this offering, will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates. After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this offering, constituting 1,000,000 shares, will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.  The balance of 5,000,000 shares which are not being registered and which are owned by our management will be eligible for sale pursuant to the exemption from registration. However, sale of these shares are limited to selling only 1% of our issued and outstanding shares every 90 days.

If our application to trade our Common Stock on the OTCQB is approved, of which there can be no assurance, it is anticipated that our Common Stock will be considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.  In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.  See “RISK FACTORS.”

Rule 144

Rule 144, adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933, generally provides an exemption for the resale or privately offered securities provided the conditions of the rule are met, which include, among other limitations, that the securities be held for a minimum of six months due to the fact that we expect to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended.  Consequently, our shareholders who are affiliates and whose shares are not being registered as part of the registration statement we have filed with the SEC (of which this Prospectus is a part) may not be able to avail themselves of Rule 144 or otherwise be readily able to liquidate their investments in the event of an emergency or for any other reason, and the shares may not be accepted as collateral for a loan. If such non-affiliate has owned the shares for at least six months, he or she may sell the shares without complying with any of the restrictions of Rule 144 once we are deemed a reporting company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

33

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by Andrew I. Telsey, P.C., Centennial, Colorado.

EXPERTS

Our financial statements as of and for the years ended December 31, 2014 and 2013 included herein, have been audited by Cutler & Co. LLC, independent registered public accountants, as indicated in their report with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering.  This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits.  If and when the SEC declares our registration statement effective, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended.  For further information with respect to our Common Stock, and us we refer you to the registration statement and to the exhibits and schedules to the registration statement.  Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.  Each of these statements is qualified in all respects by this reference.  You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC.  The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.  The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The audited financial statements for the fiscal years ending December 31, 2014 and 2013 are set forth on pages F-1 through F-26.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

34

FRONTIER DIGITAL MEDIA GROUP, INC.

5,000,000 Shares of Common Stock

PROSPECTUS

__________________, 201__

Until ____________, 20__, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

Amount to be Paid
SEC registration fee	$5.81
Legal fees and expenses	$7,000.00
Accounting fees and expenses	$11,325.00
Miscellaneous	$1,000.00

Total	$19,330.81

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Colorado Statutes and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.”  This provision does not apply to the directors’: (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of his duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above.  This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  Section 7-109-102 of the Colorado Business Corporation Act provides corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the period from inception to December 31, 2011, Patrick Dunda, our President and Director and Janel Dunda, our Secretary and Director, acquired 1,000,000 shares of our Common Stock for cash consideration of $1,000 and were issued an aggregate of 4,000,000 shares of our Common Stock in exchange for services valued at $4,000.

We have not issued any other of our securities during the past three years.

II-1

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1	Articles of Incorporation*
3.2	By-Laws*
3.3	Specimen Stock Certificate*
3.4	Amendment to Articles of Incorporation*
5.1	Opinion of Andrew I. Telsey, P.C. re: legality
10.1	Convertible Promissory Notes*
10.2	Amended Promissory Note
10.3	Form of Subscription Agreement
23.1	Consent of Andrew I. Telsey, P.C.
23.2	Consent of Cutler & Co. LLC

* previously filed in the S1 Registration Statement filed with the SEC on July 9, 2015

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned on this 12th day of October, 2015 in the city of Castle Rock, Colorado.

FRONTIER DIGITAL MEDIA GROUP, INC.
By: s/ Patrick Dunda Patrick Dunda, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick Dunda, Chief Executive Officer, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons in the capacities and on the dates indicated have signed this Registration Statement:

Signature	Title	Date

s/ Patrick Dunda Patrick Dunda	Director and Principal Executive Officer	October 12, 2015

s/ Janel Dunda Janel Dunda	Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director	October 12, 2015

II-4

FRONTIER DIGITAL MEDIA GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

AND

THE PERIOD FROM SEPTEMBER 19, 2011 (INCEPTION) TO DECEMBER 31, 2014

F-1

FRONTIER DIGITAL MEDIA GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

AND

THE PERIOD FROM SEPTEMBER 19, 2011 (INCEPTION) TO DECEMBER 31, 2014

Report of Independent Registered Public Accounting Firm	F-3

Balance Sheets as of December 31, 2014 and 2013	F-4

Statements of Operations for the twelve month periods ended December 31, 2014 and 2013 and the period from September 19, 2011 (inception) to December 31, 2014	F-5

Statements of Changes in Stockholders’ Equity for the period from September 19, 2011 (Inception) to December 31, 2014	F-6

Statements of Cash Flows for the twelve month periods ended December 31, 2014 and 2013 and the period from September 19, 2011 (inception) to December 31, 2014	F-7

Notes to the Audited Financial Statements	F-8

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Frontier Digital Media Group, Inc.

Littleton, Colorado

We have audited the accompanying consolidated balance sheets of Frontier Digital Media Group, Inc. and subsidiary company (a development stage company) as of December 31, 2014 and 2013 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for the years then ended and for the period from September 19, 2011 (inception) to December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Frontier Digital Media Group, Inc. and subsidiary company (a development stage company) as of December 31, 2014 and 2013 and the related consolidated statement of operations and cash flows for the years then ended and for the period from September 19, 2011 (inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage with limited trading history, an accumulated deficit, does not have the existing financial resources to fully implement its business plan and is consequently dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cutler & Co. LLC

Wheat Ridge, Colorado

June 30, 2015

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033 - P 303-968-3281 - F 303-456-7488 - www.cutlercpas.com

F-3

FRONTIER DIGITAL MEDIA GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2014	2013
Assets
Current assets
Cash & cash equivalents	$7,202	$7,257
Accounts and other receivables	2,542	–
Total current assets	9,744	7,257

Total assets	$9,744	$7,257

Liabilities and Stockholders’ Equity
Current liabilities
Payroll tax payable	$5,227	$–
Income tax payable	–	451
Current liabilities	5,227	451

Total liabilities	5,227	451

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.001 par value; 100,000,000 shares authorized; 5,000,000 shares issued and outstanding as of December 31, 2014 & 2013	5,000	5,000
Retained earnings (deficit) accumulated during development stage	(483)	1,806
Total Stockholders’ Equity	4,517	6,806

Total Liabilities and Stockholders’ Equity	$9,744	$7,257

The accompanying notes are an integral part of these audited financial statements

F-4

FRONTIER MEDIA GROUP , INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

				Period from September 19,
				2011
				(inception)
	Year Ended	Year Ended		Through
	December 31,	December 31,		December 31,
	2014	2013		2014
Revenues
Revenue	$22,423	$13,388		$39,632
Revenue, related party	28,475	21,645		50,120
Total revenues	50,898	35,033		89,752

Cost of goods sold	1,822	–		1,822

Gross profit	49,076	35,033		87,930

Operating expenses
General and administrative	16,561	6,590		27,658
Related party compensation	35,255	21,500		60,755
Total operating expenses	51,816	28,090		88,413

Income (loss) from operations	(2,740)	6,943		(483)

Income tax expense (credit)	(451)	451		–

Net income (loss)	$(2,289)	$6,492		$(483)

Net income (Loss) per common share
Basic and diluted	$(0.00)*	$0.00	*

Weighted average shares outstanding
Basic and diluted	5,000,000	5,000,000

*denotes net income or (loss) per common share of less than $0.01 per share.

The accompanying notes are an integral part of these audited financial statements

F-5

FRONTIER DIGITAL MEDIA GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

			Retained Earnings
			(Deficit)
			Accumulated
			During the	Total
	Common Stock, $0.001 par value		Development	Stockholders’
	Shares	Amount	Stage	Equity
Balance at September 19, 2011 (inception)	–	$–	$–	$–

Founders shares, issued for cash	1,000,000	1,000	–	1,000

Stock for service, related party	4,000,000	4,000	–	4,000

Net income (loss) for the period	–	–	(3,626)	(3,626)

Balance at December 31, 2011	5,000,000	$5,000	$(3,626)	$1,374

Net income (loss) for the year	–	–	(1,060)	(1,060)

Balance at December 31, 2012	5,000,000	5,000	(4,686)	314

Net income (loss) for the year	–	–	6,492	6,492

Balance at December 31, 2013	5,000,000	5,000	1,806	6,806

Net income (loss) for the year	–	–	(2,289)	(2,289)

Balance at December 31, 2014	5,000,000	$5,000	$(483)	$4,517

The accompanying notes are an integral part of these audited financial statements

F-6

FRONTIER DIGITAL MEDIA GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			Period from September 19,
			2011
			(inception)
	Year Ended	Year Ended	Through
	December 31,	December 31,	December 31,
	2014	2013	2014
Cash flows from operating activities
Net income (loss)	$(2,289)	$6,492	$(483)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock issued for services, related party	–	–	4,000
Changes in operating assets and liabilities
Accounts and other receivables	(2,542)	–	(2,542)
Payroll tax payable	5,227	–	5,227
Income tax payable	(451)	451	–
Net cash provided by (used in) operating activities	(55)	6,943	6,202

Cash flows from investing activities	–	–	–
Net cash provided by (used in) investing activities	–	–	–

Cash flows from financing activities
Proceeds from advances, related party	–	1,800	1,800
Repayment of advances, related party	–	(1,800)	(1,800)
Proceeds from sale of common stock, related party	–	–	1,000
Net cash provided by (used in) financing activities	–	–	1,000

Net increase (decrease) in cash and cash equivalents	(55)	6,943	7,202

Cash and cash equivalents at beginning of period	7,257	314	–

Cash and cash equivalents at end of period	$7,202	$7,257	$7,202

Supplemental cash flow information
Cash paid during the period for interest	$–	$–	$–
Cash paid during the period for income taxes	$2,184	$–	$2,184

The accompanying notes are an integral part of these audited financial statements

F-7

FRONTIER DIGITAL MEDIA GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED DECEMBER 31, 2014 AND 2013

AND FOR THE PERIOD FROM SEPTEMBER 19, 2011 (INCEPTION) TO DECEMBER 31, 2014

NOTE 1. INCORPORATION AND OPERATION

Frontier Digital Media Group, Inc. was incorporated in the State of Colorado on September 9, 2011 (“Inception”). On March 20, 2013, Frontier Digital Media Group, Inc. incorporated a wholly owned, Colorado registered subsidiary company, Smile Producer, Inc. (collectively “Frontier”, the “Company”, “we”, “us” or “our”).

The Company engages in the business of digital design and media and develops and maintains websites and is a provider of marketing communications services to customers in the United States. The Company’s subsidiary provides a range of marketing communications and consulting services, including all types of advertising, print and digital design, digital motion graphics and client website construction, interactive and mobile marketing, direct marketing, sales promotion, market research, corporate identity and branding, social media and other marketing-related services.

NOTE 2. GOING CONCERN

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company is in the development stage with limited trading history, has yet to achieve sustained profitability, does not have the exiting financial resources to fully implement its business plan and is consequently dependent on outside sources of financing for continuation of its operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

The Company plans to improve its financial condition through raising capital, however, there is no assurance that the Company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern. The Company cannot give any assurances regarding the success of its management’s plans. The Company’s financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should it be unable to continue as a going concern.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a December 31 fiscal year end.

F-8

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

Development Stage Company

The Company is in the development stage as defined under the then current FASB ASC 915-205 “Development-Stage Entities,” and among the additional disclosures required as a development stage company are that the consolidated financial statements are identified as those of a development stage company and that the statements of operations, changes in stockholders’ equity and cash flows disclose activity since the date of the Company’s inception (September19, 2011) as a development stage company. Effective June 10, 2014, the FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014, with the option for entities to early adopt these new provisions. However, the Company has not elected to early adopt these provisions and consequently these additional disclosures have been included in these financial statements.

Consolidated Statements

The consolidated financial statements include the accounts of the Company and Smile Producer, Inc., its wholly owned subsidiary, which was incorporated in the State of Colorado on March 20, 2013.  All significant intercompany balances and transactions have been eliminated in consolidation.

Business Segments

The Company believes that its activities comprise a single segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. As of December 31, 2014 and 2013, no allowance for doubtful accounts was deemed necessary.

F-9

Fair Value Measurements:

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements.  Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs.  ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date.  The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date.  The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of cash, accounts and other receivables and tax payable which approximate their fair value due to their short maturities.

Deferred Financing Costs

Transaction costs incurred in anticipation of a proposed offering are carried on the balance sheet until the financing transaction takes place, at which time these costs are charged to paid-in capital or expensed if the proposed offering is not successful.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company had held no long-lived assets as of December 31, 2014 and 2013 and no associated impairment losses have been recorded from inception (September 19, 2011) to December 31, 2014.

F-10

Income Taxes

The Company follows the asset and liability method of accounting for future income taxes. Under this method, future income tax assets and liabilities are recorded based on temporary differences between the carrying amount of assets and liabilities and their corresponding tax basis. In addition, the future benefits of income tax assets including unused tax losses, are recognized, subject to a valuation allowance to the extent that it is more likely than not that such future benefits will ultimately be realized. Future income tax assets and liabilities are measured using enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized. The Company’s effective tax rate approximates the Federal statutory rates.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, such as when a purchase order or contract is received from a customer, the price is fixed, title to the goods has passed or services have been rendered, and there is reasonable assurance of collection. The Company classifies selling discounts and rebates, if any, as a reduction of revenue.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incurred advertising expense during the twelve months ended December 31, 2014 or 2013.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

No stock based compensation was issued or outstanding during the years ended December 31, 2014 or 2013.

F-11

Basic and Diluted Net Income (Loss) per Common Share

The Company computes income loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic income loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding during the years ended December 31, 2014 or 2013.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the years ended December 31, 2014 or 2013 or during the period from inception (September 19, 2011) to December 31, 2014.

Recent Accounting Pronouncements

The Company has  reviewed  all  recently  issued,  but not  yet  effective,  accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material  impact on its  financial  condition  or the results of its operations, other than in respect of changes in accounting for Development Stage Companies as discussed above.

NOTE 4. INCOME TAXES

Income tax expense (benefit) for the year ended December 31, 2014 was a benefit of $451 as compared to a tax expense of $451 for the year ended December 31, 2013.

Taxes have been calculated at a rate of 20% for federal taxes state taxes.

As at December 31, 2014, the Company had tax losses of approximately $483 available for carry forward for offset against future taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

During the year ended December 31, 2014, the Company paid income taxes of $2,184 which have been recorded in other receivables as the balance is repayable in full to the Company due to the availability of accumulated tax losses as at December 31, 2014.

NOTE 5. RELATED PARTIES

Related party revenue

The Company provides services to certain customers that the Company has determined to be related parties, as a principal of the Company, Janel Dunda, is related to the president of these customers (VentureVest Capital Corporation, Terayco and Carriage House).

F-12

Revenues from these related parties were $28,475 and $21,645 for the years ended December 31, 2014 and 2013, respectively.

As of December 31, 2014, accounts receivable included $150 attributable to related parties.

Related party compensation

An employee of the Company, Janel Dunda, is considered a related party as she is the spouse of the President and a majority shareholder of the Company. During the years ended December 31, 2014 and 2013, expense of $35,255 and $21,500, respectively, was incurred in the form of payroll expenses associated with Mrs. Dunda.

Related party borrowings

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

During the year ended December 31, 2013, a shareholder advanced the Company $1,800 which was non-interest bearing and due upon demand. This balance was repaid in full during the twelve months ended December 31, 2013. There was no such balance outstanding as of December 31, 2014 or 2013.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Legal

We were not subject to legal proceedings during the years ended December 31, 2014 and 2013, nor are any legal proceeding threatened or pending to the best of our knowledge and belief.

Contractual

We did not enter into any contractual obligations and commercial commitments during the years ended December 31, 2014 and 2013.

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. All shares of the Company’s common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to:

a)	One non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;
b)	To participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and
c)	To participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no pre-emptive rights to acquire additional shares of common stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

F-13

During the period subsequent to inception on September 19, 2011 through December 31, 2011, the Company issued 1,000,000 shares of its common stock at $0.001 per share for net cash proceeds of $1,000 and an additional 4,000,000 shares of its common stock valued at $0.001 per share as compensation for services rendered to the Company.

No shares of common stock were issued during the years ended December 31, 2014 and 2013.

As of December 31, 2014 and 2013, 5,000,000 shares of common stock were issued and outstanding.

NOTE 8. SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after December 31, 2014 through the date on which the financial statements were issued and determined that, other than as disclosed above, there were no material subsequent events required to be disclosed under U.S. GAAP.

F-14

FRONTIER DIGITAL MEDIA GROUP, INC.

CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2015 AND 2014

F-15

FRONTIER DIGITAL MEDIA GROUP, INC.

CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2015 AND 2014

TABLE OF CONTENTS

Condensed Consolidated Balance Sheets as of June 30, 2015 (unaudited) and December 31, 2014	F-17

Condensed Consolidated Statements of Operations for the three and six month periods ended June 30, 2015 and 2014 (unaudited)	F-18

Condensed Consolidated Statements of Cash Flows for the six month periods ended June 30, 2015 and 2014 (unaudited)	F-19

Notes to the Condensed Consolidated (Unaudited) Financial Statements	F-20

F-16

FRONTIER DIGITAL MEDIA GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015 (Unaudited)	December 31, 2014 (Unaudited)
Assets
Current assets
Cash & cash equivalents	$4,067	$7,202
Accounts and other receivables	4,327	2,542
Total current assets	8,394	9,744

Total assets	$8,394	$9,744

Liabilities and stockholders' equity
Current liabilities
Accrued expenses	$3,699	$–
Payroll tax payable	72	5,227
Convertible notes payable, net of debt discount-current portion	436	–
Total current liabilities	4,207	5,227

Non-current Liabilities
Convertible notes payable, net of debt discount-noncurrent portion	1,609	–
Total non-current liabilities	1,609	–

Total liabilities	5,816	5,227

Commitments and contingencies

Stockholders' Equity
Common stock	5,000	5,000
Additional paid-in capital	10,170	–
Accumulated deficit	(12,592)	(483)
Total stockholders' equity	2,578	4,517

Total liabilities and stockholders' equity	$8,394	$9,744

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements

F-17

FRONTIER MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014		Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Revenues
Revenue	$3,676	$4,446		$6,395	$11,340
Revenue, related party	1,460	5,720		5,740	13,385
Total revenues	5,136	10,166		12,135	24,725
Operating expenses
General and administrative	4,498	2,040		9,224	3,963
Related party compensation	2,000	6,600		12,975	17,300
Total operating expenses	6,498	8,640		22,199	21,263

Income (loss) from operations	(1,362)	1,526		(10,064)	3,462

Other income (expense)
Interest expense	(1,345)	–		(2,045)	–
Total other income (expense)	(1,345)	–		(2,045)	–

Net income (expense) before income taxes	(2,707)	1,526		(12,109)	3,462

Income tax expense (benefit)	–	1,404		–	1,404

Net income (loss)	$(2,707)	$122		$(12,109)	$2,058

Net income (loss) per common share
Basic and diluted	$0.00 *	$0.00	*	$0.00 *	$0.00	*

Weighted average shares outstanding
Basic and diluted	5,000,000	5,000,000		5,000,000	5,000,000

*denotes net income or (loss) per common share of less than $0.01 per share.

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements

F-18

 FRONTIER DIGITAL MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Cash flows from operating activities
Net income (loss)	$(12,109)	$2,058
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:		–
Amortization of discount on convertible notes payable	2,045
Changes in operating assets and liabilities
Payroll tax payable	(5,155)	–
Accounts and other receivables	(1,785)	(642)
Accrued expenses	3,699	–
Net cash provided by (used in) operating activities	(13,305)	1,416

Cash flows from investing activities	–	–
Net cash provided by (used in) investing activities	–	–

Cash flows from financing activities
Proceeds from issuance of convertible notes payable	10,170	–
Net cash provided by (used in) financing activities	10,170	–

Net increase (decrease) in cash and cash equivalents	(3,135)	1,416

Cash and cash equivalents at beginning of period	7,202	7,257

Cash and cash equivalents at end of period	$4,067	$8,673

Supplemental cash flow information
Cash paid during the period for interest	$–	$–
Cash paid during the period for income taxes	$1,056	$1,404

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements

F-19

FRONTIER DIGITAL MEDIA GROUP, INC.

NOTES TO THE CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2015 AND 2014

NOTE 1. INCORPORATION AND OPERATION

Frontier Digital Media Group, Inc. was incorporated in the State of Colorado on September 9, 2011 (Inception). On March 20, 2013, Frontier Digital Media Group, Inc. incorporated a wholly owned, Colorado registered subsidiary company, Smile Producer, Inc. (collectively “Frontier”, “the Company”, “we”, “us” or “our”).

The Company engages in the business of digital design and media and develops and maintains websites and is a provider of marketing communications services to customers in the United States. The Company’s subsidiary provides a range of marketing communications and consulting services, including all types of advertising, print and digital design, digital motion graphics and client website construction, interactive and mobile marketing, direct marketing, sales promotion, market research, corporate identity and branding, social media and other marketing-related services.

NOTE 2. GOING CONCERN

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company is in the development stage with limited trading history, has yet to achieve sustained profitability, does not have the exiting financial resources to fully implement its business plan and is consequently dependent on outside sources of financing for continuation of its operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

The Company plans to improve its financial condition through raising capital, however, there is no assurance that the Company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern. The Company cannot give any assurances regarding the success of its management’s plans. The Company’s financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should it be unable to continue as a going concern.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a December 31 fiscal year end.

F-20

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion the financial statements include all adjustments (consisting of normal recurring accruals) necessary in order to make the financial statements not misleading. Operating results for the three and six months ended June 30, 2015 are not necessarily indicative of the final results that may be expected for the year ended December 31, 2015. For more complete financial information, these unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2014 included elsewhere in this registration agreement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

Development Stage Company

The Company is in the development stage as defined under the then current FASB ASC 915-205 “Development-Stage Entities,” and among the additional disclosures required as a development stage company are that the consolidated financial statements are identified as those of a development stage company and that the statements of operations, changes in stockholders’ equity and cash flows disclose activity since the date of the Company’s inception (September 19, 2011) as a development stage company. Effective June 10, 2014, the FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014, with the option for entities to early adopt these new provisions. Consequently, these additional disclosures are not included in these financial statements.

Consolidated Statements

The consolidated financial statements include the accounts of the Company and Smile Producer, Inc., its wholly owned subsidiary, which was incorporated in the State of Colorado on March 20, 2013. All significant intercompany balances and transactions have been eliminated in consolidation.

Business Segments

The Company believes that its activities comprise a single segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

Accounts Receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. As of June 30, 2015 and December 31, 2014, no allowance for doubtful accounts was deemed necessary.

F-21

Fair Value Measurements:

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date.  The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date.  The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of cash, accounts and other receivables, accrued expenses, convertible note payable and tax payable which approximate their fair value due to their short maturities.

Deferred Financing Costs

Transaction costs incurred in anticipation of a proposed offering are carried on the balance sheet until the financing transaction takes place, at which time these costs are charged to paid-in capital or expensed if the proposed offering is not successful.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company had held no long-lived assets as of June 30, 2015 and December 31, 2014 and no associated impairment losses have been recorded during the three and six month periods ended June 30, 2015 and 2014.

F-22

Income Taxes

The Company follows the asset and liability method of accounting for future income taxes. Under this method, future income tax assets and liabilities are recorded based on temporary differences between the carrying amount of assets and liabilities and their corresponding tax basis. In addition, the future benefits of income tax assets including unused tax losses, are recognized, subject to a valuation allowance to the extent that it is more likely than not that such future benefits will ultimately be realized. Future income tax assets and liabilities are measured using enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized. The Company’s effective tax rate approximates the Federal statutory rates.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, such as when a purchase order or contract is received from a customer, the price is fixed, title to the goods has passed or services have been rendered, and there is reasonable assurance of collection. The Company classifies selling discounts and rebates, if any, as a reduction of revenue.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company has not incurred advertising expense during the three and six month periods ended June 30, 2015 or 2014.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718.  FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

No stock based compensation was issued or outstanding during the three and six month periods ended June 30, 2015 or 2014.

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Basic and Diluted Net Income (Loss) per Common Share

The Company computes income loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic income loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the three and six months ended June 30, 2015 or 2014.

Recent Accounting Pronouncements

The Company has reviewed all the recently issued, but not yet effective, accounting pronouncements and it does not believe any of these pronouncements will have a material impact on the Company.

NOTE 3. CONVERTIBLE NOTES PAYABLE

During the quarter ended March 31, 2015, the Company issued convertible notes payable to Venture Vest Capital Corporation, a related party in the total amount of $10,170. The notes have a maturity date of December 31, 2016 and pays zero interest through December 31, 2015, at which point an annual interest rate of 6% becomes effective until maturity. The notes are convertible at the holders’ discretion to common shares of the Company’s stock at a conversion ratio of $0.01 per common share; as of March 31, 2015, the notes were convertible into an aggregate total of 1,017,000 of common stock.

The Company assessed the embedded conversion feature and determined that the fair value of the underlying common stock at inception exceeded the conversion price of this note and accordingly recorded at beneficial conversion feature (capped at proceeds received) of $10,170. Such beneficial conversion feature is accounted for as a debt discount, which is amortized to interest expense using the effective interest rate method over the life of the note.

During the three and six months ended June 30, 2015, amortization of the debt discount, which is reflected on the consolidated statement of operations as interest expense, was $1,345 and $2,045, respectively.

As of June 30, 2015, the aggregate carrying value of the convertible notes payable was $2,045, net of debt discount of $8,125.

Subsequent to June 30, 2015, $2,170 of the $10,170 principal balance of the notes was repaid and the remaining balance of $8,000 was canceled and replaced with a new $8,000 principal note payable, to the same related party, which does not contain equity conversion features. This note shall be interest free until December 31, 2015, after which time it will bear interest at the rate of 6% per annum, and its maturity date is December 31, 2016.

Based on this subsequent event, the $2,170 repaid after the end of the period is presented as a current liability net of its pro rata discount, and the $8,000 replaced with a new noncurrent note is presented as a noncurrent liability net of its pro rata discount.

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NOTE 4. ACCRUED AND OTHER CURRENT LIABILITIES

Accrued and other current liabilities was comprised of the following at June 30, 2015 and December 31, 2014:

	June 30,	December 31,
	2015	2014
Accrued professional fees	$3,699	$–
Current portion of the convertible notes	436	–
Payroll tax payable	72	5,227
Accrued and other current liabilities	$4,207	$5,227

NOTE 5. INCOME TAXES

There was no income tax expense (benefit) for the three and six months ended June 30, 2015, as the Company recorded a full valuation allowance tax losses incurred during these periods. Income tax expense of $1,404 was recognized in the three and six months ended June 30, 2014 as the Company used up all of its brought forward tax losses and became liable to tax on profits generated in the period.

The Company had income tax receivable balances of $3,205 and $1,890 as of June 30, 2015 and December 31, 2014, respectively.

Taxes are accrued at a rate of 20% for Federal taxes and 4.83% for state taxes.

NOTE 6. RELATED PARTIES

Related party revenue

The Company provides services to certain customers that the Company has determined to be related parties, as a principal of the Company, Janel Dunda, is related to the president of these customers (VentureVest Capital Corporation, Terayco and Carriage House).

Revenues from these related parties were $1,460 and $5,720 for the three months ended June 30, 2015 and 2014, respectively. For the six months ended June 30, 2015 and 2014, revenues from these related parties were $5,740 and $13,385, respectively.

As of June 30, 2015 and December 31, 2014, accounts receivable included $zero and $150 attributable to related parties, respectively.

Related party compensation

An employee of the Company, Janel Dunda, is considered a related party as she is the spouse of the President and a majority shareholder of the Company. During the three months ended June 30, 2015 and 2014, expense of $2,000 and $6,600, respectively, was incurred in the form of payroll expenses associated with Mrs. Dunda. Total such expenses were $12,975 and $17,300 for the six months ended June 30, 2015 and 2014, respectively.

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Related party borrowings – convertible notes payable

During the six months ended June 30, 2015, the Company issued convertible notes payable to Venture Vest Capital Corporation in the total amount of $10,170. The notes have a maturity date of December 31, 2016 and pay zero interest through December 31, 2015, at which point an annual interest rate of 6% becomes effective until maturity. The notes are convertible at the holders’ discretion to common shares of the Company’s stock at a conversion ratio of $0.01 per common share; as of June 30, 2015, the notes were convertible into an aggregate total of 1,017,000 of common stock.

The Company assessed the embedded conversion feature and determined that the fair value of the underlying common stock at inception exceeded the conversion price of this note and accordingly recorded at beneficial conversion feature (capped at proceeds received) of $10,170. Such beneficial conversion feature is accounted for as a debt discount, which is amortized to interest expense using the effective interest rate method over the life of the note.

During the three and six months ended June 30, 2015, amortization of the debt discount, which is reflected on the consolidated statement of operations as interest expense, was $1,345 and $2,045, respectively.

As of June 30, 2015, the aggregate carrying value of the convertible notes payable was $2,045, net of debt discount of $8,125.

Subsequent to June 30, 2015, $2,170 of the $10,170 principal balance of the notes was repaid and the remaining balance of $8,000 was canceled and replaced with a new $8,000 principal note payable, to the same related party, which does not contain equity conversion features. This note shall be interest free until December 31, 2015, after which time it will bear interest at the rate of 6% per annum, and its maturity date is December 31, 2016.

Based on this subsequent event, the $2,170 repaid after the end of the period is presented as a current liability net of its pro rata discount, and the $8,000 replaced with a new noncurrent note is presented as a noncurrent liability net of its pro rata discount.

Related party borrowings - advances

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

During the year ended December 31, 2013, a shareholder advanced the Company $1,800 which was non-interest bearing and due upon demand. This balance was repaid in full during the twelve months ended December 31, 2013. There was no such balance outstanding as of June 30, 2015 or December 31, 2014.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Legal

We were not subject to legal proceedings during the three or six months ended June 30, 2015 and 2014, nor are any legal proceeding threatened or pending to the best of our knowledge and belief.

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Contractual

Other than the convertible notes payable described above, during the six months ended June 30, 2015, the Company did not enter into any contractual obligations or commercial commitments. The Company did not enter into any contractual obligations or commercial commitments during the three and six months ended June 30, 2014 or for the three months ended June 30, 2015.

NOTE 8. STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. All shares of the Company’s common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to:

a)	One non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;
b)	To participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and
c)	To participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no pre-emptive rights to acquire additional shares of common stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

During the period subsequent to inception on September 19, 2011 through December 31, 2011, the Company issued 1,000,000 shares of its common stock at $0.001 per share for net cash proceeds of $1,000 and an additional 4,000,000 shares of its common stock valued at $0.001 per share as compensation for services rendered to the Company.

No shares of common stock were issued during the three or six months ended June 30, 2015 and 2014.

As of June 30, 2015 and December 31, 2014, 5,000,000 shares of common stock were issued and outstanding.

NOTE 9. SUBSEQUENT EVENTS

Subsequent to June 30, 2015, $2,170 of the $10,170 principal balance of the Company’s convertible notes was repaid and the remaining balance of $8,000 was canceled and replaced with a new $8,000 principal note payable, to the same related party, which does not contain equity conversion features. This note shall be interest free until December 31, 2015, after which time it will bear interest at the rate of 6% per annum, and its maturity date is December 31, 2016.

The Company has evaluated all events that occurred after June 30, 2015 through the date on which the financial statements were issued and determined that, other than as disclosed above, there were no material subsequent events required to be disclosed under U.S. GAAP.

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